UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to The Securities Exchange Act

Date of Report (Date of earliest event reported) November 13, 2023

YASHENG GROUP

(Exact name of registrant as specified in its charter)

Colorado	000-31899	33-0788293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address: 2245 Fortune Dr # C,
San Jose, CA 95131	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

Tel :(510) 860-4685

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HERB	OTC Markets

Section 8 – Other Events

Item 8.01 Other Events

On November 8, 2023, the Board of Directors (the “Board”) of Yasheng Group (the “Company”) authorized and approved a share repurchase program for up to $1 million of the currently outstanding shares of the Company’s common stock over a period of 12 months.  Under the stock repurchase program, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”). The company is currently authorized to issue corporate bonds (minimum $1000 face value) payable at 5% interest per annum for a period of 10 years to shareholders that agree to sell their shares to the Company in exchange therefor at $0.20 per share. Shareholders may email info@yashenggroup.com for further details regarding exchange of shares for bonds.

The Board also authorized the Company to enter into written trading plans under Rule 10b5-1 of the Exchange Act.  Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, the Company’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the plan.  The Company may from time to time enter into Rule 10b5-1 trading plans to facilitate the repurchase of its common stock pursuant to its share repurchase program.

The Company cannot predict when or if it will repurchase any shares of common stock as such stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities.  Information regarding share repurchases will be available in the Company’s periodic reports filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its common stock pursuant to any Rule 10b5-1 trading plans. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of OTC securities, including securities listed on the OTC Markets; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward looking statements or information, including those contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YaSheng Group

November 13, 2023	By:	/s/ Hui Rong Zhang
Hui Rong Zhang
Vice President

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